UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 7, 2013

CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York		11714
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, the Compensation Committee of the Board of Directors of Cablevision Systems Corporation (“Cablevision”) approved forms of agreements for awards of nonqualified stock options and restricted shares under Cablevision’s 2006 Employee Stock Plan. The forms of award agreements, which are attached hereto as exhibits, are materially consistent with Cablevision’s previously filed forms of agreements for such awards but, in the case of the restricted shares award agreement, contain certain restrictive covenants that survive a grantee’s termination of employment, and, in the case of both award agreements, provide for accelerated vesting and payment upon a change in control consistent with Cablevision’s long-term cash performance awards.

The above description is qualified in its entirety by reference to the forms of award agreements attached hereto as Exhibits 99.1 and 99.2 and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of Nonqualified Stock Option Agreement

99.2	Form of Restricted Shares Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
(Registrant)

By:	/s/ Victoria D. Salhus
Name:	Victoria D. Salhus
Title:	Senior Vice President, Deputy General Counsel and Secretary

CSC HOLDINGS, LLC
(Registrant)

By:	/s/ Victoria D. Salhus
Name:	Victoria D. Salhus
Title:	Senior Vice President, Deputy General Counsel and Secretary

Dated: March 12, 2013

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